Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of HyperSolar, Inc. of our report dated January 20, 2010, which includes an emphasis paragraph relating to the uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP Salt Lake City, Utah February 4, 2010

American institute of Certified Public Accountants
SEC Practice Section Private Companies Practice Section